SECOND SUPPLEMENTAL INDENTURE


      SECOND SUPPLEMENTAL INDENTURE, dated as of February __, 2001, among Delta Financial Corporation, a Delaware corporation (the "Company"), as issuer, each of Delta Funding Corporation, a New York corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage Inc., a Delaware corporation, DFC Financial Corporation, a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, Delta Funding Residual Holding Trust 2000-1, a Delaware trust, Delta Funding Residual Holding Trust 2000-2, a Delaware trust (collectively, the "Subsidiary Guarantors") and U.S. Bank Trust National Association, a national banking association incorporated under the laws of the United States, as trustee (the "Trustee") under the Indenture referred to below.

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have previously entered into an Indenture, as amended, dated as of December 21, 2000 (the "Indenture") relating to the Company's 9 1/2% Senior Secured Notes Due 2004 (the "Notes");

      WHEREAS, Section 9.2 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, with the written consent of the holders of at least a majority in principal amount of the outstanding Notes, amend or supplement the Indenture as provided herein;

      WHEREAS, the holders of a majority in principal amount of the outstanding Notes have consented to this Second Supplemental Indenture and agreed to amend the Indenture as set forth herein; and

      WHEREAS, all acts and things prescribed by law and by the Company's and the Subsidiary Guarantors' Certificates of Incorporation and By-laws (each as now in effect) necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company and the Subsidiary Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:

      1.    AMENDMENTS.

      A. Section 4.18 of the Indenture is hereby deleted in its entirety and replaced by the following:

      "The Company shall cause the amount of Unencumbered Liquid Assets to be equal to or greater than the amount of Unencumbered Liquid Assets required to be maintained by the Company pursuant to the then effective Warehouse Facilities."

      2. EFFECTIVENESS. This Second Supplemental Indenture shall be effective as of the date hereof.

      3. CONSTRUCTION. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

      4. TRUSTEE ACCEPTANCE. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity, enforceability against the Company, or sufficiency of this Second Supplemental Indenture.

      5. INDEMNIFICATION OF TRUSTEE. The Company shall indemnify the Trustee against any and all losses, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by the Trustee arising out of or resulting from the execution of this Second Supplemental Indenture, including the costs and expenses of enforcing this Second Supplemental Indenture against the Company (including this Section
5) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee's negligence, bad faith or willful misconduct.

      6. OWNER TRUSTEE. It is expressly understood and agreed by the parties that (a) this Second Supplemental Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the 2000-1 Trust Agreement and the 2000-2 Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trusts is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trusts, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trusts or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trusts under this Second Supplemental Indenture or any other related documents.

      7. INDENTURE RATIFIED. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      8. HOLDERS BOUND. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      9. SUCCESSORS AND ASSIGNS. This Second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      10. COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

      11. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      IN WITNESS WHEREOF, the Company, the Subsidiary Guarantors and the Trustee have caused this Second Supplemental Indenture to be signed and executed as of the day and year first above written.

                                    DELTA FINANCIAL CORPORATION


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                         Name: Marc E. Miller
                                         Title: Senior Vice President


                                    DELTA FUNDING CORPORATION

                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                         Name: Marc E. Miller
                                         Title: Senior Vice President


                                    DF SPECIAL HOLDINGS CORPORATION


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                         Name: Marc E. Miller
                                         Title: Senior Vice President


                                    FIDELITY MORTGAGE INC.


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                         Name: Marc E. Miller
                                         Title: Senior Vice President

                                    DFC FINANCIAL CORPORATION


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                         Name: Marc E. Miller
                                         Title: Senior Vice President



                                    DFC FINANCIAL OF CANADA LIMITED


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                         Name: Marc E. Miller
                                         Title: Senior Vice President


                                    DFC FUNDING OF CANADA LIMITED


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                         Name: Marc E. Miller
                                         Title: Senior Vice President


                                    CONTINENTAL PROPERTY MANAGEMENT CORP.


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                         Name: Marc E. Miller
                                         Title: Senior Vice President


                                    DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

                                    By:  WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely as Owner
                                         Trustee

                                    By: /S/ CHARISSE L. RODGERS
                                        ---------------------------------
                                         Name: Charisse L. Rodgers
                                         Title: Assistant Vice President


                                    DELTA FUNDING RESIDUAL HOLDING TRUST 2000-2

                                    By:  WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely as Owner
                                         Trustee

                                    By: /S/ CHARISSE L. RODGERS
                                        ---------------------------------
                                         Name: Charisse L. Rodgers
                                         Title: Assistant Vice President


                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     Indenture Trustee

                                    By: /S/ MARLENE FAHEY
                                        ---------------------------------
                                         Name: Marlene Fahey
                                         Title: Vice President